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                                                                      EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT



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
Name of Subsidiary                                                  State of Incorporation
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
Albex Aluminum, Inc. (fka Wirt Metal Products, Inc.)                      Ohio

Ravens, Inc. (fka Ravens Metal Products, Inc.)                            Delaware
         Also does business as Ravens Trailer Sales

Signs and Blanks, Inc.                                                    Ohio
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